EXHIBIT 7.1
AGREEMENT OF JOINT FILING
     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Date: February 11, 2009	/s/ Richard M. Osborne

Richard M. Osborne, individually

Richard M. Osborne Trust

/s/ Richard M. Osborne

By: Richard M. Osborne, sole trustee

OsAir, Inc.

/s/ Richard M. Osborne

By: Richard M. Osborne, president, chief executive officer and chairman

SCHEDULE A
Non-Reporting Officers and Directors of OsAir, Inc.

1. Name:	Thomas J. Smith – Executive Vice President and Director

Citizenship:	United States of America

Business Address:	8500 Station Street, Suite 100, Mentor, Ohio 44060

Principal Occupation:	Vice President and Chief Financial Officer of Energy West, Incorporated, a Montana corporation located at 1 First Avenue South, Great Falls, Montana 59401 and President, Treasurer and Secretary of Northeast Ohio Natural Gas Corporation (“NEO”), an Ohio corporation located at 8500 Station Street, Mentor, Ohio 44060. Energy West is a publicly-held natural gas utility and NEO is a natural gas distribution company

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2. Name:	Richard M. Osborne, Jr. – Vice President and Director

Citizenship:	United States of America

Business Address:	9020 Osborne Drive, Mentor, Ohio 44060

Principal Occupation:	President and Senior Geologist of Environmental Resources, Inc., an Ohio corporation located at 9020 Osborne Drive, Mentor, Ohio 44060. Environmental Resources is a full service environmental consulting firm.

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